POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints Kenny Gunderman or Travis
Black as the undersigned's true and lawful attorney-in
-fact to:

      (1)	execute, for and on behalf of the undersigned as
a director or officer of Uniti Group Inc. (the
"Company") and any successor corporation, any one or more Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules thereunder;

      (2)	do and perform any and all acts, for and on
behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Form 3, 4 and 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

      (3)	take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

      The undersigned hereby grants to the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents, and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in- fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or other applicable securities laws or rules.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of September, 2023.

/s/ Daniel L. Heard
Signature

Daniel L. Heard
Typed or Printed Name

      On the 7th day of September, 2023, before me personally came Daniel L. Heard, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

	WITNESS my hand and official seal.

/s/ Jennifer Harp Gomez
Signature

Jennifer Harp Gomez
(Printed Name of Notary Public)

[NOTARIAL SEAL]

My commission expires:
February 3, 2031